                                                             EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-92419 on Form S-8, Registration No. 333-74677 on Form S-8, Registration No. 333-77099 on Form S-8, Registration No. 333-81513 on Form S-3, and Registration No. 333-36732 on Form S-8 of Worldwide Xceed Group, Inc. (formerly Xceed, Inc. and Subsidiaries) of our report dated November 15, 2000, appearing in this Annual Report on Form 10-K of Worldwide Xceed Group, Inc. (formerly Xceed Inc. and Subsidiaries) for the year ended August 31, 2000.



/s/ Deloitte & Touche LLP



New York, New York
November 15, 2000